Exhibit 10.22

AGREEMENT TO EXERCISE OPTION TO RENEW

This Agreement to Exercise Option to Review (“Option Agreement”), effective as of April 1, 2000 is made to that Lease dated April 1, 1995 (“Lease”), between PNB Investments and Tessera Corporation (“Tenant”). On or about November 21, 1996, the Lease was assigned to Horton 1992 Living Trust (“Landlord”) .

The parties agree and confirm the following:

1.	Pursuant to paragraph 36 of the Lease, Tenant has irrevocably exercised Tenant’s option to renew the Lease for 5 years, commencing April 1, 2000 and terminating March 31, 2005 (“Option Term”). Effective April 1, 2000, the Monthly Rent due during the Option Term is $44,408.33.

2.	In accordance with paragraph 36, the formula for determining the monthly rent due under the Option Term is set forth as follows:

Monthly Rent Due During Option Term = Last Monthly Rent	x	First Option Index
Initial Index

From this formula, the Monthly Rent due under the Option Period is $44,408.33 and, calculated as follows:

$44,408.33	=	$37,670	x	178.6

151.5

A copy of the most current Consumer Price Index - All Urban Consumer, dated June 5, 2000 is attached hereto and made a part hereof as Exhibit A and shows the Initial Index of 151.5 (April, 1995) and the First Option Index of 178.6 (April, 2000).

To the extent that the Monthly Rent of $44,408.33 exceeds any previous monthly rent actually paid to Landlord from April 1, 2000, Tenant shall pay the total differences in such rent to Landlord within ten days from the date hereof. Failure to pay the difference in rent within the 10-day period shall constitute a default under this Lease.

3.	Each term used herein with initial capital letters shall have the meaning ascried to such term in the Lease unless specifically otherwise defined herein. In the event of any inconsistency between this Agreement and the Lease, the terms of this Agreement prevail. Except as set forth in this Agreement, all other provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.

LANDLORD: HORTON 1992 LIVING TRUST		TENANT: TESSARA CORPORATION

By:	/s/ Jack E. Horton	By:
Jack E. Horton, Trustee

Date:	JUNE 16, 2000	Date:

Bureau of Labor Statistics Data	Page 1 of 2

[GRAPHIC APPEARS HERE]

Data extracted on: June 05, 2000 (01:35 PM)

Consumer Price Index-All Urban Consumers

Series Catalog:

Series ID : CUURA422SA0

Not Seasonally Adjusted

Area : San Francisco-Oakland-San Jose, CA

Item : All items

Base Period : 1982-84-100

Data:

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Ann
1990	128.5	129.2	130.0	130.7	130.8	131.6	132.3	133.1	134.0	134.6	134.7	135.1	132.1
1991	136.7	136.1	136.3	135.8	136.2	137.6	138.2	139.1	139.7	139.6	139.8	139.8	137.9
1992	140.3	141.0	141.9	141.6	141.9	141.9	142.2	142.7	143.7	144.3	144.2	144.3	142.5
1993	145.1	145.5	145.7	146.8	146.9	146.1	146.1	146.2	146.5	147.0	147.2	147.0	146.3
1994	147.5	147.4	148.2	148.0	148.3	148.1	148.9	149.4	149.4	149.4	149.8	149.4	148.7
1995	150.3	150.5	151.1	151.5	151.3	151.7	151.5	151.5	152.3	152.6	152.4	152.1	151.6
1996	152.9	153.2	152.9	153.9	155.1	155.2	155.9	155.6	156.3	156.9	156.9	156.0	155.1
1997	157.0	157.9	159.2	159.6	159.8	160.0	160.6	161.2	161.6	162.5	162.6	162.6	160.4
1998		163.2		164.6		165.5		166.6		167.2		167.4	165.5
1999		169.4		172.2		171.8		173.5		175.2		174.5	172.5
2000		176.5		178.6

[GRAPHIC APPEARS HERE] San Francisco Information Office Home Page

[GRAPHIC APPEARS HERE] Data Home Page

[GRAPHIC APPEARS HERE] BLS Home Page

EXHIBIT A